Exhibit 21.1

Subsidiaries of OneMain Holdings, Inc. *	Jurisdiction of Incorporation

AGFC Capital Trust I	Delaware
American Health and Life Insurance Company	Texas
Chicago River Funding, LLC	Delaware
Columbia River Funding, LLC	Delaware
CommoLoCo, Inc.	Puerto Rico
CREDITHRIFT of Puerto Rico, Inc.	Puerto Rico
Hubbard River Funding, LLC	Delaware
Hudson River Funding, LLC	Delaware
MorEquity, Inc.	Nevada
Mystic River Funding, LLC	Delaware
New River Funding, LLC	Delaware
New River Funding Trust	Delaware
OMF HY, Inc.	Delaware
OneMain Alliance, LLC	Texas
OneMain Assurance Services, LLC	Texas
OneMain Consumer Loan, Inc.	Delaware
OneMain Direct Auto Funding, LLC	Delaware
OneMain Direct Auto Funding II, LLC	Delaware
OneMain Direct Auto Receivables Trust 2018-1	Delaware
OneMain Direct Auto Receivables Trust 2019-1	Delaware
OneMain Direct Auto Receivables Trust 2021-1	Delaware
OneMain Direct Auto Receivables Trust 2022-1	Delaware
OneMain Financial Auto Funding I, LLC	Delaware
OneMain Financial (HI), Inc.	Hawaii
OneMain Financial Funding III, LLC	Delaware
OneMain Financial Funding VII, LLC	Delaware
OneMain Financial Funding VIII, LLC	Delaware
OneMain Financial Funding IX, LLC	Delaware
OneMain Financial Funding X, LLC	Delaware
OneMain Financial Group, LLC	Delaware
OneMain Financial Holdings, LLC	Delaware
OneMain Financial Insurance Agency of Florida, LLC	Florida
OneMain Financial Insurance Agency of Washington, LLC	Washington
OneMain Financial Issuance Trust 2015-3	Delaware
OneMain Financial Issuance Trust 2016-3	Delaware
OneMain Financial Issuance Trust 2017-1	Delaware
OneMain Financial Issuance Trust 2018-1	Delaware
OneMain Financial Issuance Trust 2018-2	Delaware
OneMain Financial Issuance Trust 2019-A	Delaware
OneMain Financial Issuance Trust 2019-1	Delaware
OneMain Financial Issuance Trust 2019-2	Delaware
OneMain Financial Issuance Trust 2020-1	Delaware
OneMain Financial Issuance Trust 2020-2	Delaware
OneMain Financial Issuance Trust 2021-1	Delaware
OneMain Financial Issuance Trust 2022-S1	Delaware

Subsidiaries of OneMain Holdings, Inc. *	Jurisdiction of Incorporation

OneMain Financial Issuance Trust 2022-2	Delaware
OneMain Financial Issuance Trust 2022-3	Delaware
OneMain Financial of Minnesota, Inc.	Minnesota
OneMain Financial, Inc.	West Virginia
OneMain Financial Term Funding I, LLC	Delaware
OneMain General Services Corporation	Delaware
OneMain Mortgage Services, Inc.	Delaware
OneMain Trim, LLC	Delaware
River Thames Funding, LLC	Delaware
Rocky River Funding, LLC	Delaware
Second Street Funding Corporation	Delaware
Seine River Funding, LLC	Delaware
Sixth Street Funding LLC	Delaware
SpringCastle Holdings, LLC	Delaware
Springleaf Acquisition Corporation	Delaware
Springleaf Asset Holding II, Inc.	Delaware
Springleaf Asset Holding, Inc.	Delaware
Springleaf Branch Holding Company	Delaware
Springleaf Consumer Loan Holding Company	Delaware
Springleaf Consumer Loan of Pennsylvania, Inc.	Pennsylvania
Springleaf Consumer Loan of West Virginia, Inc.	West Virginia
Springleaf Depositor LLC	Delaware
Springleaf Documentation Services, Inc.	California
Springleaf Finance Commercial Corp.	Indiana
Springleaf Finance Foundation, Inc.	Indiana
Springleaf Financial Asset Holdings, LLC	Delaware
Springleaf Financial Cash Services, Inc.	Delaware
Springleaf Financial Center Thrift Company	California
Springleaf Financial Funding Company	Delaware
Springleaf Financial Funding Company II	Delaware
Springleaf Financial Funding II Holding Company	Delaware
Springleaf Funding I, LLC	Delaware
Springleaf Funding II, LLC	Delaware
Springleaf Mortgage Holding Company	Delaware
Springleaf Properties, Inc.	Indiana
St. Lawrence River Funding, LLC	Delaware
Thayer Brook Funding, LLC	Delaware
Third Street Funding LLC	Delaware
Triton Insurance Company	Texas
Twenty-Third Street Funding LLC	Delaware
Wilmington Finance, Inc.	Delaware
* OneMain Finance Corporation is a wholly-owned direct subsidiary of OneMain Holdings, Inc.